UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2019

PhaseBio Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38697	03-0375697
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Great Valley Parkway, Suite 30 Malvern, Pennsylvania	19355
(Address of Principal Executive Offices)	(Zip Code)

(610) 981-6500

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 7.01Regulation FD Disclosure.

On April 9, 2019, PhaseBio Pharmaceuticals, Inc. (the “Company”) made available an updated version of the Company’s corporate presentation on the Company’s website. A copy of the updated corporate presentation is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01Other Events.

On April 9, 2019, the Company issued a press release announcing the commencement of an underwritten public offering of its common stock (the “Offering”). A copy of the press release is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

In connection with the Offering, the Company filed a registration statement on Form S-1 on April 9, 2019, which includes certain updated information concerning the Company and its business strategy, as set forth below:

Overview

We are a clinical-stage biopharmaceutical company focused on the development and commercialization of novel therapies to treat orphan diseases, with an initial focus on cardiopulmonary indications. Our lead product candidate, PB2452, is a novel reversal agent for the antiplatelet drug ticagrelor, which we are developing for the treatment of patients on ticagrelor who are experiencing a major bleeding event or those who require urgent surgery. We recently completed a Phase 1 clinical trial of PB2452 in healthy subjects and intend to initiate a Phase 2a clinical trial in healthy older subjects in the first half of 2019. The United States Food and Drug Administration, or FDA, granted breakthrough therapy designation for PB2452 in April 2019. Our second product candidate, PB1046, is a once-weekly fusion protein currently in a Phase 2b clinical trial for the treatment of pulmonary arterial hypertension, or PAH. PB1046 utilizes our proprietary half-life extending elastin-like polypeptide, or ELP, technology, which also serves as the engine for our preclinical pipeline. We retain worldwide rights to all of our product candidates.

PB2452 is a novel recombinant human monoclonal antibody antigen-binding fragment, or Fab fragment, designed to reverse the antiplatelet activity of ticagrelor. Ticagrelor is an antiplatelet therapy widely prescribed to reduce the rates of death, heart attack and stroke in patients with acute coronary syndrome, or ACS, or who have previously experienced a heart attack. The American College of Cardiology, American Heart Association and European Society of Cardiology guidelines recognize ticagrelor as the preferred antiplatelet therapy for ACS. In 2018, ticagrelor, currently marketed by AstraZeneca plc, or AstraZeneca, under the brand names Brilinta and Brilique, had worldwide sales of $1.3 billion, an increase of 22% over 2017 sales. In the fourth quarter of 2018, ticagrelor had worldwide sales of $376 million, an increase of 26% over sales in the fourth quarter of 2017. Ticagrelor binds and inhibits the platelet P2Y12 receptor to prevent platelets from forming obstructive blood clots, which could block blood flow to critical organs in these patients, causing heart attacks or strokes. Due to ticagrelor’s antiplatelet activity, patients on ticagrelor have an elevated risk of spontaneous bleeding. In addition, patients on ticagrelor who need urgent surgery cannot wait the recommended five days for ticagrelor’s effect to dissipate and are at increased risk of major bleeding during and after surgery. There are currently no known reversal agents approved or in clinical development for ticagrelor or any of the other antiplatelet drugs. In our Phase 1 clinical trial, PB2452 achieved immediate and sustained reversal of ticagrelor’s antiplatelet activity, with potential customizable duration of reversal based on the dosing regimen, which we believe has the potential to bring life-saving therapeutic benefit to these patients by increasing the safety of ticagrelor. We believe the availability of a reversal agent could expand ticagrelor’s use by mitigating concerns regarding bleeding risk and uniquely position ticagrelor as the only oral antiplatelet drug with a reversal agent.

We recently completed a Phase 1 dose escalation clinical trial of PB2452 in healthy subjects ages 18 to 50 who had been pre-dosed with ticagrelor. In this trial, we observed immediate and complete reversal of ticagrelor’s antiplatelet activity within five minutes following initiation of infusion, and sustained reversal for over 20 hours in dosing cohorts in which we administered PB2452 over an extended infusion period. Based on our observations in our Phase 1 trial, duration of reversal may be controlled by duration of the infusion, which may allow for customization based on patient needs. There were no PB2452-related adverse events, or AEs, or serious adverse events, or SAEs, in any of the dose cohorts. We believe that the results of the Phase 1 trial support the continued development of PB2452 to treat ticagrelor patients who are experiencing a major bleeding event or those who require urgent surgery.

We intend to initiate a Phase 2a clinical trial of PB2452 in generally healthy older and elderly subjects in the first half of 2019 in order to evaluate safety and efficacy of the potentially therapeutic doses and dosing regimens from the Phase 1 trial in this population. Older adults exhibit more variability in drug response to ticagrelor and higher levels of baseline platelet reactivity compared to younger subjects, and they resemble the patient population most likely to be treated with ticagrelor and potentially benefit from PB2452, if approved. We intend to design the Phase 2a trial to identify the most appropriate dose and dosing regimen of PB2452 for our planned Phase 2b and Phase 3 clinical trials.

The FDA granted breakthrough therapy designation for PB2452 in April 2019. In mid-2019, we intend to request a meeting with the FDA to review the clinical profile of and confirm the regulatory pathway for PB2452. Subject to discussions with the FDA, we intend to initiate a multi-center Phase 2b clinical trial of PB2452 in healthy older adults in the second half of 2019 and an international, multi-center Phase 3 clinical trial in patients on ticagrelor who are experiencing a major bleeding event or require urgent surgery in 2020. The FDA’s accelerated approval regulations allow drugs that are being developed to treat an unmet medical need for serious conditions to be approved substantially based on evidence of an effect on a surrogate biomarker endpoint that is considered reasonably likely to predict clinical benefit, rather than a clinical endpoint such as survival or irreversible morbidity. If considered appropriate by the FDA, we intend to pursue accelerated approval, which would allow us to submit a biologics license application, or BLA, prior to completion of the Phase 3 clinical trial based on biomarker data from an initial subset of the Phase 3 patients. If we were to receive accelerated approval, the completion of the Phase 3 trial would be a post-marketing commitment.

PB1046 is being developed as a once-weekly, novel treatment for PAH, a progressive, life-threatening, orphan disease caused by vasoconstriction and structural deterioration of the pulmonary arteries, which can lead to heart failure and, eventually, death. PB1046 is a subcutaneously-injected, sustained release analogue of the native human peptide vasoactive intestinal peptide, or VIP. VIP is a neurohormone that relaxes the muscles surrounding blood vessels, causing them to dilate, which results in improved blood flow. In contrast to the currently approved therapies for PAH, which only target vasodilation, we believe that VIP also suppresses the adverse remodeling of blood vessels and increases cardiac contractility and relaxation. We believe that PB1046 has the potential to be disease-modifying and complementary to current standard of care therapies for PAH.

We have completed two clinical trials of subcutaneously-injected PB1046 in subjects with cardiovascular diseases. In these trials, PB1046 was observed to be well tolerated, with no drug-related SAEs. In both trials, we observed that patients who received PB1046 experienced statistically significant reductions in blood pressure that were sustained for at least one week, with no reported episodes of symptomatic hypotension. We have also completed enrollment of an exploratory Phase 1b/2a clinical trial to evaluate the effects of PB1046 on pulmonary arterial pressure in PAH patients with a CardioMEMS device, an implanted hemodynamic monitor that continuously reports pulmonary arterial pressure and cardiac function. In preliminary results from this trial, we have observed reductions in pulmonary arterial pressure and increases in cardiac output, which we believe are consistent with potential beneficial effects of PB1046. As of the date of this prospectus, we have observed one drug-related SAE of vasodilation in one patient in the extension portion of the open-label pilot study of this trial. We have begun dosing patients in a randomized, double-blinded, parallel group Phase 2b clinical trial in approximately 60 PAH patients to assess the safety, tolerability and efficacy of PB1046. This clinical trial will evaluate the effects of PB1046 on pulmonary arterial pressure and exercise tolerance, including the distance the patient can walk in six minutes, which is an important clinical endpoint that the FDA has previously used as the basis for approval of other PAH drugs. We expect to report results from this trial in 2020.

PB1046 and our preclinical product candidates are based on our proprietary ELP technology. Our ELP technology extends the circulating half-life of proteins and peptides and also provides a sustained-release mechanism, resulting in exposure of active molecules for periods of a week or longer from a single subcutaneous injection. We believe that our ELP technology enhances solubility, stability and bioavailability, provides extended drug exposure and creates product candidates that are straightforward to manufacture and administer. Our strategy is to apply our ELP technology to proteins and peptides with well-characterized therapeutic activities but suboptimal half-lives to improve their pharmacokinetics, enable their use as pharmaceutical products and allow for more convenient dosing regimens. To date, we have not observed any drug-related SAEs in any of the over 500 subjects in clinical trials of our ELP product candidates.

We have an experienced management team that includes individuals with experience in translational research, orphan and cardiopulmonary drug discovery, development and commercialization. We are led by our Chief Executive Officer, Jonathan P. Mow, who brings more than 25 years of experience in biotechnology management, including previous executive experience at Amylin Pharmaceuticals, Corus Pharma, PathoGenesis and Bristol-Myers Squibb.

Pipeline

Our clinical-stage and pre-clinical pipeline is set forth below:

Recent Developments

Breakthrough Therapy Designation

In April 2019, the FDA granted breakthrough therapy designation for PB2452 for the reversal of ticagrelor’s antiplatelet activity.  The breakthrough therapy designation was supported by our Phase 1 trial results, in which we observed immediate and complete reversal of ticagrelor’s antiplatelet activity within five minutes following initiation of infusion, and sustained reversal for over 20 hours in dosing cohorts in which we administered PB2452 over an extended infusion period.

ImmunoForge License Agreement

In April 2019, we entered into a license agreement with ImmunoForge, Co. Ltd. for the exclusive, worldwide license of PB1023 for the treatment of certain diseases, including conditions related to sarcopenia. PB1023 is a long-acting, recombinant glucagon-like peptide-1 analogue. We previously ceased development of PB1023 for the treatment of hyperglycemia associated with type 2 diabetes.  We retained the right to develop PB1023 for the treatment of diabetes, obesity and non-alcoholic steatohepatitis.  Pursuant to the agreement, we will receive a nominal upfront payment and are eligible to receive development milestone payments and mid-single digit royalty payments on net sales of licensed products, a percentage of which Duke University is entitled to receive pursuant to the terms of our existing license agreement.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and other federal securities laws. Any statements contained herein that do not describe historical facts, including, but not limited to, statements regarding the anticipated use of proceeds of the Offering, the timing of completion of the Offering, our clinical trials and our research, development and regulatory plans for PB2452, PB1046 and our ELP research programs, the development of PB1023 and our receipt of milestone and royalty payments from ImmunoForge are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements. Such risks and uncertainties include, among others, the risks identified in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including those described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, as well as those discussed in the prospectus related to the Offering and subsequent filings with the SEC. Any of these risks and uncertainties could materially and adversely affect the Company’s results of operations, which would, in turn, have a significant and adverse impact on the Company’s stock price. The Company cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made or to reflect the occurrence of unanticipated events.

Item 9.01 Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Description

99.1	Corporate Presentation, dated April 2019.

99.2	Press Release, dated April 9, 2019, titled “PhaseBio Announces Proposed Public Offering of Common Stock.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PhaseBio Pharmaceuticals, Inc.

Dated: April 9, 2019	By:	/s/ John Sharp
John Sharp
Chief Financial Officer